Exhibit 33.1

      Certification Regarding Compliance with Applicable Servicing Criteria

1. Accredited Home Lenders, Inc. ("Accredited") is responsible for assessing compliance with the servicing criteria applicable to it under paragraph
      (d) of Item 1122 of Regulation AB, as of and for the 12-month period ending December 31, 2007 ("the "Reporting Period"), as set forth in Appendix A hereto. The transactions covered by this report include asset-backed securities transactions for which Accredited acted as servicer involving sub-prime residential mortgage loans (the "Platform");

2. Accredited has engaged certain vendors, which are not servicers as defined in Item 1101(j) of Regulation AB (the "Vendors"), to perform specific, limited or scripted activities, and Accredited elects to take responsibility for assessing compliance with the servicing criteria or portion of the servicing criteria applicable to such Vendors' activities as set forth in Appendix A hereto;

3. Except as set forth in paragraph 4 below, Accredited used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB to assess the compliance with the applicable servicing criteria;

4. The criteria listed in the column titled "Inapplicable Servicing Criteria" on Appendix A hereto are inapplicable to Accredited based on the activities it performs, directly or through its Vendors, with respect to the Platform;

5. Accredited has complied, in all material respects, with the applicable servicing criteria as of December 31, 2007 and for the Reporting Period with respect to the Platform taken as a whole, except as described on Appendix B hereto;

6. Accredited has not identified and is not aware of any material instance of noncompliance by the Vendors with the applicable servicing criteria as of December 31, 2007 and for the Reporting Period with respect to the Platform taken as a whole;

7. Accredited has not identified any material deficiency in its policies and procedures to monitor the compliance by the Vendors with the applicable servicing criteria as of December 31, 2007 and for the Reporting Period with respect to the Platform taken as a whole; and

8. Squar, Milner, Peterson, Miranda & Williamson, LLP, a registered public accounting firm, has issued an attestation report on Accredited's assessment of compliance with the applicable servicing criteria for the Reporting Period.

Dated: March 12, 2008

                                        Accredited Home Lenders, Inc.

                                        By: /s/ Jeff Crawford
                                            ------------------------------------
                                            Name:  Jeff Crawford
                                            Title: Director of Operations

Accredited Home Lenders, Inc.
Appendix A
Certification Regarding compliance with Applicable Servicing Criteria

Legend

A = Applicable servicing criteria performed directly by Accredited.

B = Applicable servicing criteria performed by Vendors for which Accredited is the responsible party.

C = Applicable servicing criteria performed by Wells Fargo, as Master Servicer, for AMIT (Aames Mortgage Investment Trust) 2005-4 and 2006-1 only, for which Accredited is NOT the responsible party, or shares responsibility, unless otherwise noted.

D = Inapplicable servicing criteria.

Reference                                       Criteria                                          A        B        C        D
                                             General Servicing Considerations
---------------------------------------------------------------------------------------------------------------------------------
1122(d)(1)(i)         Policies and procedures are instituted to monitor any performance or        X                 X
                      other triggers and events of default in accordance with the transaction documents.
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1122(d)(1)(ii)        If any material servicing activities are outsourced to third parties,       X
                      policies and procedures are instituted to monitor the third party's performance and compliance with such servicing activities.
---------------------------------------------------------------------------------------------------------------------------------
1122(d)(1)(iii)       Any requirements in the transaction agreements to maintain a back-up                                   X
                      servicer for the pool assets are maintained.
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1122(d)(1)(iv)        A fidelity bond and errors and omissions policy is in effect on the         X                 X
                      party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
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                                              Cash Collection and Administration
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1122(d)(2)(i)         Payments on pool assets are deposited into the appropriate custodial       X         X(1)     X
                      bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
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1122(d)(2)(ii)        Disbursements made via wire transfer on behalf of an obligor or to an      X                  X
                      investor are made only by authorized personnel.
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1122(d)(2)(iii)       Advances of funds or guarantees regarding collections, cash flows or       X                  X
                      distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
---------------------------------------------------------------------------------------------------------------------------------
1122(d)(2)(iv)        The related accounts for the transaction, such as cash reserve accounts    X                  X
                      or accounts established as a form of overcollaterlization, are separately maintained (e.g., with, respect to commingling of cash) as set forth in the transaction agreements.
---------------------------------------------------------------------------------------------------------------------------------
1122(d)(2)(v)         Each custodial account is maintained at a federally insured depository     X                  X
                      institution as set forth in the transaction agreements.
---------------------------------------------------------------------------------------------------------------------------------
1122(d)(2)(vi)        Unissued checks are safeguarded so as to prevent unauthorized access.      X
---------------------------------------------------------------------------------------------------------------------------------

Accredited Home Lenders, Inc.
Appendix A
Certification Regarding compliance with Applicable Servicing Criteria

Legend

A = Applicable servicing criteria performed directly by Accredited.

B = Applicable servicing criteria performed by Vendors for which Accredited is the responsible party.

C = Applicable servicing criteria performed by Wells Fargo, as Master Servicer, for AMIT (Aames Mortgage Investment Trust) 2005-4 and 2006-1 only, for which Accredited is NOT the responsible party, or shares responsibility, unless otherwise noted.

D = Inapplicable servicing criteria.

Reference                                       Criteria                                          A        B        C        D
---------------------------------------------------------------------------------------------------------------------------------
1122(d)(2)(vii)       Reconciliations are prepared on a monthly basis for all asset-backed        X                 X
                      securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (a)
                      mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
---------------------------------------------------------------------------------------------------------------------------------

                                              Investor Remittances and Reporting
---------------------------------------------------------------------------------------------------------------------------------
1122(d)(3)(i)         Reports to investors, including those to be filed with the Commission,      X(2)              X
                      are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) as filed with the Commission as required by its rules and regulations; and (D)
                      agree with investors' or trustee's records as to the total unpaid principal balance and number of pool assets serviced by the Servicer.
---------------------------------------------------------------------------------------------------------------------------------
1122(d)(3)(ii)        Amounts due investors are allocated and remitted in accordance with         X(3)              X
                      timeframes, distribution priority and other terms set forth in the transaction agreements.
---------------------------------------------------------------------------------------------------------------------------------
1122(d)(3)(iii)       Disbursements made to an investor are posted within two business days to    X(3)              X
                      the Servicer's investor records, or such other number of days specified in the transaction documents.
---------------------------------------------------------------------------------------------------------------------------------
1122(d)(3)(iv)        Amounts remitted to investors per the investor reports agree with           X(3)              X
                      cancelled checks, or other form of payment, or custodial bank statements.
---------------------------------------------------------------------------------------------------------------------------------

                                                   Pool Asset Administration
---------------------------------------------------------------------------------------------------------------------------------
1122(d)(4)(i)         Collateral or security on pool assets is maintained as required by the      X(4)              X
                      transaction agreements or related mortgage loan documents.
---------------------------------------------------------------------------------------------------------------------------------


                                                          Page 2 at 5

Accredited Home Lenders, Inc.
Appendix A
Certification Regarding compliance with Applicable Servicing Criteria

Legend

A = Applicable servicing criteria performed directly by Accredited.

B = Applicable servicing criteria performed by Vendors for which Accredited is the responsible party.

C = Applicable servicing criteria performed by Wells Fargo, as Master Servicer, for AMIT (Aames Mortgage Investment Trust) 2005-4 and 2006-1 only, for which Accredited is NOT the responsible party, or shares responsibility, unless otherwise noted.

D = Inapplicable servicing criteria.

Reference                                       Criteria                                          A        B        C        D
---------------------------------------------------------------------------------------------------------------------------------
1122(d)(4)(ii)        Pool assets and related documents are safeguarded as required by the        X(4)              X
                      transaction agreements.
---------------------------------------------------------------------------------------------------------------------------------
1122(d)(4)(iii)       Any additions, removals or substitutions to the asset pool are made,        X
                      reviewed and approved in accordance with any conditions or requirements to the transaction agreements.
---------------------------------------------------------------------------------------------------------------------------------
1122(d)(4)(iv)        Payments on pool assets, including any payoffs, made in accordance with     X        X(1)
                      the related pool asset documents are posted to Servicer's obligor records maintained so more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest and other items (e.g., escrow) in accordance with the related pool asset documents.
---------------------------------------------------------------------------------------------------------------------------------
1122(d)(4)(v)         The Servicer's records regarding the pool assets agree with the             X
                      Servicer's records with respect to an obligor's unpaid principal balance.
---------------------------------------------------------------------------------------------------------------------------------
1122(d)(4)(vi)        Changes with respect to the terms or status of an obligor's pool assets     X
                      (e.g., modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
---------------------------------------------------------------------------------------------------------------------------------
1122(d)(4)(vii)       Loss mitigation or recovery actions (e.g., forbearance plans.               X
                      modifications and deeds in lieu of foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with timeframes or other requirements established by the transaction agreements.
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1122(d)(4)(viii)      Records documenting collection efforts are maintained during the period     X
                      a poll asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity's activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
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1122(d)(4)(ix)        Adjustments to interest rates or rates of return for pool assets with       X
                      variable rates are computed based on the related pool asset documents
---------------------------------------------------------------------------------------------------------------------------------

Accredited Home Lenders, Inc.
Appendix A
Certification Regarding compliance with Applicable Servicing Criteria

Legend

A = Applicable servicing criteria performed directly by Accredited.

B = Applicable servicing criteria performed by Vendors for which Accredited is the responsible party.

C = Applicable servicing criteria performed by Wells Fargo, as Master Servicer, for AMIT (Aames Mortgage Investment Trust) 2005-4 and 2006-1 only, for which Accredited is NOT the responsible party, or shares responsibility, unless otherwise noted.

D = Inapplicable servicing criteria.

Reference                                       Criteria                                          A        B        C        D
---------------------------------------------------------------------------------------------------------------------------------
1122(d)(4)(x)         Regarding any funds held in trust for an obligor (such as escrow            X
                      accounts): (A) such funds are analyzed, in accordance with the obligor's pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction documents.
---------------------------------------------------------------------------------------------------------------------------------
1122(d)(4)(xi)        Payments made on behalf of an obligor (such as tax or insurance             X
                      payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the Servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
---------------------------------------------------------------------------------------------------------------------------------
1122(d)(4)(xii)       Any late payment penalties in connection with any payment to be made on     X
                      behalf of an obligor are paid from the Servicer's funds and not charged to the obligor, unless the late payment was due to the obligor's error or omission.
---------------------------------------------------------------------------------------------------------------------------------
1122(d)(4)(xiii)      Disbursements made on behalf of an obligor are posted within two            X
                      business days to the obligor's records maintained by the Servicer, or such other number of days specified in the transaction documents.
---------------------------------------------------------------------------------------------------------------------------------
1122(d)(4)(xiv)       Delinquencies, charge-offs and uncollectible accounts are recognized and    X                 X
                      recorded in accordance with the transaction agreements.
---------------------------------------------------------------------------------------------------------------------------------
1122(d)(4)(xv)        Any external enhancement or other support, identified in Item 1114(a)(1)    X(5)              X
                      through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.
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

Footnotes:

(1) = Accredited relies on a lockbox service to deposit a portion of incoming borrower payments to Accredited's payment clearing account.

(2) = With respect to (B) and (D) only, as (A) and (C) are the responsibility of the Indenture Trustee or Master Servicer (for AMIT 2005-4 and 2006-1 only).

(3) = Accredited asserts its compliance with the portion of the criteria involving remittance to the Indenture Trustee, or Master Servicer for AMIT 2005-4 and 2006-1, only. It is the Indenture Trustee's, or Master Servicer's, responsibility to ensure that further distribution of the remittance to investors is accurate, timely and documented.

(4) = Once Accredited delivers the required collateral documents to the Indenture Trustee, or Master Servicer for AMIT 2005-4 and 2006-1, it is the Indenture Trustee's, or Master Servicer's, responsibility to ensure the documents are adequately safeguarded.

(5) = With regard to the Accredited securitizations, Item 1114(a)(1) through (3) is not applicable as Accredited does not use the external enhancements described in this section of the regulation. However, Item 1115 is applicable to the Accredited securitizations, as Accredited may require indirect cash flow as a result of its Swap Agreement. With regard to AMIT 2005-4 and 2006-1, Accredited is not responsible for this criteria.

                                   Pago 4 of 5

Accredited Home Lenders, Inc.
Appendix A
Certification Regarding compliance with Applicable Servicing Criteria

Legend

A = Applicable servicing criteria performed directly by Accredited.

B = Applicable servicing criteria performed by Vendors for which Accredited is the responsible party.

C = Applicable servicing criteria performed by Wells Fargo, as Master Servicer, for AMIT (Aames Mortgage Investment Trust) 2005-4 and 2006-1 only, for which Accredited is NOT the responsible party, or shares responsibility, unless otherwise noted.

D = Inapplicable servicing criteria.

Reference                                       Criteria                                          A        B        C        D

(6) = The securitization transaction agreements relating to the Platform do not require maintenance of a back-up servicer.

                                   APPENDIX B

Accredited Home Lenders, Inc. ("Accredited"), identified the following material instances of noncompliance for the Reporting Period ending December 31, 2007, with respect to the Platform taken as a whole:

With regard to Section 1122(d)(1)(i), Accredited did not have policies and procedures in place to effectively monitor three triggers noted in the Transfer and Servicing Agreements pertaining to Aames Mortgage Investment Trust 2005-4 and Aames Mortgage Investment Trust 2006-1 (both of which are identified in Appendix C). Accredited acquired Aames in October 2006, and, while all loss and delinquency triggers were effectively monitored throughout the Reporting Period, certain triggers in the Aames Transfer and Servicing Agreements relating to Servicer net worth, FHA Approved Mortgagee Status, and Sponsor tangible net worth were not specifically tracked. Although breaches of the three triggers occurred during the Reporting Period, they did not affect cash flows to note holders and were remedied prior to the end of the Reporting Period. Policies and procedures to effectively monitor the three triggers noted above were implemented prior to March 1, 2008.

With regard to Sections 1122(d)(3)(i)(B) and 1122(d)(4)(xiv), Accredited did not accurately report to the Trustees and Master Servicer, where appropriate, the percentages of securitized pool assets in REO, Bankruptcy or Foreclosure for the cutoff periods ending September and October 2007, as required by the Sale and Servicing Agreements for the Accredited Mortgage Loan Trust securitizations and the Transfer and Servicing Agreements for the Aames Mortgage Investment Trust securitizations. For this two-month period, with regard to individual securitized asset pools, REO percentages were understated from .001% to 2.5% while Bankruptcy percentages were overstated up to .91% and understated up to 2.4%. Individual securitized asset pool Foreclosure percentages were overstated up to .700% and understated up to 2.44%. This issue was caused by an inadvertent failure to update the internal reporting system used to compile this data during September and October 2007. The system was updated to correctly report the percentages of securitized assets for the November 2007 monthly reporting period and monthly reporting periods going forward.

                                   APPENDIX C

Accredited Mortgage Loan Trust 2002-1
Accredited Mortgage Loan Trust 2002-2
Accredited Mortgage Loan Trust 2003-1
Accredited Mortgage Loan Trust 2003-2
Accredited Mortgage Loan Trust 2003-3
Accredited Mortgage Loan Trust 2004-1
Accredited Mortgage Loan Trust 2004-2
Accredited Mortgage Loan Trust 2004-3
Accredited Mortgage Loan Trust 2004-4
Accredited Mortgage Loan Trust 2005-1
Accredited Mortgage Loan Trust 2005-2
Accredited Mortgage Loan Trust 2005-3
Accredited Mortgage Loan Trust 2005-4
Accredited Mortgage Loan Trust 2006-1
Accredited Mortgage Loan Trust 2006-2
Accredited Mortgage Loan Trust 2007-1
Aames Mortgage Investment Trust 2005-4
Aames Mortgage Investment Trust 2006-1